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                                                                     Exhibit 4.5

                                   EXHIBIT 1
                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     REGISTRATION RIGHTS AGREEMENT, dated as of February 15, 2001 (this "Agreement"), by and among HomeSeekers.com, Incorporated, a Nevada corporation
 ---------
(the "Company"), and the undersigned (the "Investors").
      -------                              ---------

     WHEREAS, pursuant to that certain First Amendment to Agreement and Plan of Merger, dated as of February 15, 2001 (the "Amendment"), by and among the
                                            ---------
Company, Realestateforms.com, Incorporated, a Nevada corporation and a wholly owned subsidiary of the Company, and the Investors, the Investors have agreed to acquire certain shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock"), pursuant to the terms of the Amendment; and
              ------------

     WHEREAS, in connection with the Amendment, the Company has agreed to register for sale by the Investors and certain transferees, the Common Stock received by the Investors pursuant to the terms of the Amendment; and

     WHEREAS, the parties hereto desire to enter into this Agreement to evidence the foregoing agreement of the Company and the mutual covenants of the parties relating thereto;

     NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:

     Section 1.     Certain Definitions. Capitalized terms used herein that are
                    -------------------
not otherwise defined shall have the meanings assigned to such terms in the Amendment. In addition, in this Agreement the following terms shall have the following respective meanings:

          "Affiliate" means, when used with respect to a specified Person,
           ---------
another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

          "Commission" means the Securities and Exchange Commission or any other
           ----------
federal agency at the time administering the Securities Act.

          "Effective Date" shall mean February 15, 2001.
           --------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

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        "Holders" shall mean (i) the investors and (ii) each Person holding
         -------
Registrable Stock as a result of a transfer or assignment to the Person of Registrable Stock permitted pursuant to Section 8 of this Agreement.

        "Indemnified Party" has the meaning ascribed to it in Section 5(c) of
         -----------------
this Agreement.

        "Indemnifying Party" has the meaning ascribed to it in Section 5(c) of
         ------------------
this Agreement.

        "Person" means an individual, corporation, partnership, estate, trust, association, private foundation, joint stock company or other entity.

        The terms "Register." "Registered" and "Registration" refer to a
                   --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act providing for the sale by the Holders of Registrable Stock in accordance with the method or methods of distribution designated by the Holders, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

        "Registrable Stock" means the Common Stock received by the Investors
         -----------------
pursuant to the Amendment, except that as to any particular Registrable Stock, once issued such securities shall cease to be Registrable Stock when (a) a registration statement with respect to the sale of such securities becomes effective under the Securities Act and such securities are disposed of in accordance with such registration statement, (b) such securities are sold in accordance with Rule 144 (or any successor provision) under the Securities Act or (c) such Securities become transferrable with any consecutive 90-day period in accordance with Rule 144.

        "Rule 144" means Rule 144 (or any successor provision) promulgated by
         --------
the Commission under the Securities Act.

        "Securities Act" means the Securities Act of 1933, as amended, and the
         --------------
rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

     Section 2. Required Registration. The Company shall prepare and file with
                ---------------------
the Commission, on or before the date that is thirteen (13) days after the Effective Date, a registration statement on Form S-3 or, if not available, than on another applicable form, which may be a post-effective amendment to an existing registration statement of the Company, for the purpose of effecting a Registration of the sale of all of the Registrable Stock issued by the Company pursuant to Section 3 of the Amendment. The Company shall use its reasonable best efforts to effect such Registration as soon as practicable (including without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualification under applicable state securities laws). The Company shall use its reasonable best efforts to keep such Registrations continuously effective until the earlier of (a) the second anniversary of the date hereof, (b) the date on which all Registrable Stock have been sold pursuant to such registration statement or Rule 144 and (c) the date on which all of the Registrable Stock held by such Holder may be sold in any consecutive three month period in accordance with Rule 144;

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provided, however, that the Company shall not be obligated to maintain the
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effectiveness of any Registration that is not effected under Rule 415 for a period in excess of 90 days; provided, further, that the Company shall not be
                             --------  -------
obligated to take any action to effect any such Registration, qualification or compliance pursuant to this Section 2 in any particular jurisdiction in which the Company would be required to (x) execute a general consent to service of process in effecting such Registration, qualification or compliance unless the Company is already subject to service in such jurisdiction or (y) qualify as a foreign corporation in any jurisdiction in which the Company is not then qualified.

        Notwithstanding the foregoing, the Company shall have the right (the "Suspension Right") to suspend sales under any filed registration for a period
 ----------------
of not more than 120 days during any one-year period ending on December 31, if the Company furnishes to the Holders a certificate signed by an executive officer or any director of the Company stating that, in the good faith judgment of the Company, it would be unlawful for the Company or its stockholders to continue sales under the filed registration statement and therefore the Company has elected suspend sales under the filed registration statement.

        Section 3.    Registration Procedures.
                      -----------------------

                 (a) The Company shall promptly notify the Holders of the occurrence of the following events:

                         (i) when any registration statement relating to the Registrable Stock or post-effective amendment thereto filed with the Commission has become effective;

                         (ii) the issuance by the Commission of any stop order suspending the effectiveness of any registration statement relating to the Registrable stock;

                         (iii) the suspension of an effective registration statement by the Company in accordance with the last paragraph of
        Section 2 hereof;

                         (iv) the Company's receipt of any notification of the suspension of the qualification of any Registrable Stock covered by a registration statement for sale in any jurisdiction; and

                         (v) the existence of any event, fact or circumstance of which the Company has knowledge, that results in a registration statement or prospectus relating to the Registrable Stock or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading during the distribution of securities.

        The Company agrees to use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration statement or any state qualification as

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promptly as possible. The Investors agree by acquisition of the Registrable
Stock that upon receipt of any notice from the company of the occurrence of any event of the type described in Section 3(a)(ii), (iii), (iv) or (v) to immediately discontinue their disposition of Registrable Stock pursuant to any registration statement relating to such securities until the Investors' receipt of written notice from the Company that such disposition may be made.

          (b) The Company shall provide to the Holders, at no cost to the Holders, a copy of the registration statement and any amendment thereto used to effect the Registration of the Registrable Stock, each prospectus contained in such registration statement or post-effective amendment and any amendment or supplement thereto and such other documents as the requesting Holders may reasonably request in order to facilitate the disposition of the Registrable Stock covered by such registration statement. The Company consents to the use of each such prospectus and any supplement thereto by the Holders in connection with the offering and sale of the Registrable Stock covered by such registration statement or any amendment thereto. If the Common Stock is listed on a "national securities exchange" as defined in Rule 153 under the Securities Act at any time during the period in which the Company is obligated to keep the registration statement effective pursuant to Section 2, the Company shall also file a sufficient number of copies of the prospectus and any post-effective amendment or supplement thereto with such national securities exchange (or, if the Common Stock is no longer listed thereon, with such other securities exchange or market on which the Common Stock is then listed) so as to enable the Holders to have the benefits of the prospectus delivery provisions of Rule 153 under the Securities Act.

         (c) The Company agrees to use its reasonable best efforts to cause the Registrable Stock covered by a registration statement to be registered with or approved by such state securities authorities as may be necessary to enable the Holders to consummate the disposition of such stock pursuant to the plan of distribution set forth in the registration statement; provided, however, that
                                                      --------  -------
the Company shall not be obligated to take any action to effect any such Registration, qualification or compliance pursuant to this Section 3 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration, qualification or compliance unless the Company is already subject to service in such jurisdiction or qualify as a foreign corporation in any jurisdiction in which the Company is not then qualified.

          (d) Subject to the Company's Suspension Right, if any event, fact or circumstance requiring an amendment to a registration statement relating to the Registrable Stock or supplement to a prospectus relating to the Registrable Stock shall exists, as promptly as practicable upon becoming aware thereof the Company agrees to notify the Holders and prepare and furnish to the Holders a post-effective amendment to the registration statement or supplement to the prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Stock, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of circumstances under which such statements were made.

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          (e)   The Company agrees to use its reasonable efforts (including the payment of any listing fees) to obtain the listing of all Registrable Stock covered by the registration statement on each securities exchange or automated quotation system on which securities of the same class or series are then listed.

          (f) The Company agrees to use its reasonable efforts to comply with the Securities Act and the Exchange Act in connection with the offer and sale of Registrable Stock pursuant to a registration statement, and, as soon as reasonably practicable following the end of any fiscal year during which a registration statement effecting a Registration of the Registrable Stock shall have been effective, to make available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

          (g) The Company agrees to cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Stock sold pursuant to a Registration and not bearing any Securities Act legend and to enable certificates for such Registrable Stock to be issued for such numbers of stock and registered in such names as the Holders may reasonably request.

     Section 4. Expenses of Registration. All reasonable expenses, other than
                ------------------------
underwriting discounts and commissions or fees and disbursements of counsel for any of the Holders, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 hereof, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company shall be borne by the Company.

     Section 5. Indemnification.
                ---------------

          (a) The Company will indemnify each Holder, each Holder's officers and directors, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (including reasonable legal expenses), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus relating to the Registrable Stock, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that the Company will not be liable in any such case to the
--------  -------
extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished in writing to the Company by such Holder or underwriter for inclusion therein.

          (b) Each Holder will indemnify the Company, each of its directors and each of its officers who signs the registration statement, each underwriter, if any, of the Company's securities covered by such registration statement, and each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (including reasonable legal fees and expenses) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any

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such registration statement or prospectus, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus, in reliance upon and in conformity with information furnished in writing to the Company by such Holder for inclusion therein.

          (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide
 -----------------
indemnification (the "Indemnifying Party") promptly after such Indemnified Party
                      ------------------
has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party pursuant to the provisions of this Section 5 except to the extent of the actual damages suffered by such delay in notification. The Indemnifying Party shall assume the defense of such action, including the employment of counsel to be chosen by the Indemnifying Party to be reasonably satisfactory to the Indemnified Party, and payment of expenses. The Indemnified Party shall have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, or the Indemnifying Party shall not have employed counsel to take charge of the defense of such action or the Indemnified Party shall have reasonably concluded that there are defenses available to it or them which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnifying Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) If the indemnification provided for in this Section 5 is unavailable to a party that would have been an Indemnified Party under this
Section 5 in respect of any expenses, claims, losses, damages and liabilities referred to herein, then each party that would have been an Indemnifying Party hereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages and liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statement or omission which resulted in such expenses, claims, losses, damages and liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by

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any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5(d).

          (e) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) In no event shall any Holder be liable for any expenses, claims, losses, damages or liabilities pursuant to this Section 5 in excess of the net proceeds to such Holder of any Registrable Stock sold by such Holder.

     Section 6.  Information to be Furnished by Holders. Each Holder shall
                 --------------------------------------
furnish to the Company such information as the Company may reasonably request and as shall be required in connection with the Registration and related proceedings referred to in Section 2 hereof. If any Holder fails to provide the Company with such information within five days of receipt of the Company's request, the Company's obligations under Section 2 hereof with respect to such Holder or the Registrable Stock owned by such Holder shall be suspended until such Holder provides such information.

     Section 7.  Rule 144 Sales.
                 --------------

          (a) The Company covenants that it will use its reasonable efforts to file the reports required to be filed by the Company under the Exchange Act, so as to enable any Holder to sell Registrable Stock pursuant to Rule 144 under the Securities Act.

          (b) In connection with any sale, transfer or other disposition by any Holder of any Registrable Stock pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Stock sold and not bearing any Securities Act legend and to enable certificates for such Registrable Stock to be issued for such number of shares and registered in such names as the selling Holder may reasonably request.

     Section 8.  Assignment of Registration Rights. Subject to any transfer
                 ---------------------------------
restrictions otherwise applicable to the Registrable Stock, the rights of the Holders hereunder, including the right to have the Company register Registrable Stock pursuant to this Agreement, shall be assignable by each Holder to any transferee of all or any portion of the Registrable Stock if: (a) the transfer to such transferee is permitted under the Securities Act and applicable state securities law or exemptions therefrom, (b) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (c) the Company is furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (d) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (e) the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein and (f) such transfer shall have been made in accordance with any applicable requirements of the Amendment.

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                IN WITNESS WHEREOF, the parties hereto have executed this
        Agreement as of the date first above written.


                                            HOMESEEKERS.COM, INCORPORATED


                                            By: /s/  John Giaimo
                                               ---------------------------------
                                            Name: John Giaimo
                                                 -------------------------------



                                            INVESTORS


                                                ________________________________
                                                By: Steven M Wostenberg


                                                ________________________________
                                                By: Karl Ziegler


                                                ________________________________
                                                By: Michael O'Day


                                                ________________________________
                                                By: Charles Appel


                                                ________________________________
                                                By: Guy Saucier

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                IN WITNESS WHEREOF, the parties hereto have executes this
        Agreement as of the date first above written.


                                                HOMESEEKERS.COM, INCORPORATED


                                                By: ____________________________
                                                Name: __________________________



                                                INVESTORS


                                                /s/ Steven M Wostenberg
                                                --------------------------------
                                                By: Steven M Wostenberg


                                                /s/ Karl Ziegler
                                                --------------------------------
                                                By: Karl Ziegler


                                                /s/ Michael O'Day
                                                --------------------------------
                                                By: Michael O'Day


                                                /s/ Charles Appel
                                                --------------------------------
                                                By: Charles Appel


                                                /s/ Guy Saucier
                                                --------------------------------
                                                By: Guy Saucier